EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (nos. 33-48380 and 33-67606) of Fred's, Inc. of our report dated March 4, 1998 appearing on page 26 of the Annual Report to Shareholders which is incorporated in the Annual Report on Form 10-K.


PRICE WATERHOUSE LLP
Memphis, Tennessee
April 30, 1998